UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

INVENDA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (240) 333-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 26, 2007, Invenda Corporation (the “Company”) entered into a patent sale agreement with Google Inc. (“Google”) for the sale license-back of a web search patent. Pursuant to the patent sale agreement, the Company sold its patent entitled Presentation of Search Results Using Dynamic Categorization to Google for a purchase price of $2 million. This patent is one of three of the Company’s issued patents in the field of web search. The patent sale agreement also provides for a non-exclusive, worldwide, royalty-free, non-transferable, except in the event of an acquisition, and non-sublicensable license back to the Company in and to the purchased patent. In a related transaction, pursuant to a patent license agreement, the Company has granted to Google and its affiliates a worldwide, non-exclusive, irrevocable, perpetual and non-sublicensable license to two additional web search patents, entitled Item Name Normalization and Product Normalization, respectively, for a one time payment of $2 million. The Company’s business units Collabrys, E-centives and ConsumerReview use some or all of these patents in the operation of their business.

Item 8.01.	Other Items

The information contained in Item 2.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENDA CORPORATION

By:	/s/ Tracy Slavin
Tracy Slavin Chief Financial Officer

Date: November 1, 2007